Exhibit 99.1

Mitek Reports Fourth Quarter and Fiscal 2012 Financial Results

•	Signed 564 financial institutions to date with 205 customers live as of Sept. 30, 2012

•	Mobile Deposit transaction usage increased more than 25% over the prior quarter

SAN DIEGO – November 7, 2012 – Mitek Systems, Inc. (NASDAQ: MITK; www.miteksystems.com), a leading mobile imaging software solutions provider, today announced financial results for the fourth quarter and full fiscal year 2012, which ended September 30, 2012.

	Q4 FY 2012		Q4 FY 2011		FY 2012		FY 2011
Revenue	$1.2M		$3.0M		$9.1M		$10.3M
GAAP Net Loss	($3.0M	)	($0.2M	)	($7.8M	)	($0.1M	)
GAAP Net Loss Per Share	($0.12)		($0.01)		($0.31)		($0.01)
Non-GAAP Net Income (Loss)*	($2.4M	)	$0.2M		($5.2M	)	$1.6M
Non-GAAP Net Income (Loss) Per Share*	($0.09)		$0.01		($0.21)		$0.06

*Please	see GAAP to Non-GAAP reconciliation at the end of this news release

“During fiscal 2012, we made significant progress in laying the foundation for Mitek’s future growth, and we’re focused on investing in our business and executing on our strategy,” said James B. DeBello, president and CEO of Mitek. “We navigated a number of significant transitions during the year, including the delayed launch of our second product, Mobile Photo Bill Pay. While we are clearly disappointed that we did not meet our revenue goals for the year, we are doing the work necessary to yield positive future results and position Mitek for long term growth. We further strengthened our senior management team with the addition of Mike Strange, CTO, and Mike Diamond, SVP of Sales, and appointed industry veterans to our board of directors and advisory board. We made significant investments in new product development, which resulted

Mitek Reports Fourth Quarter and Fiscal 2012 Financial Results

in a stronger Mobile Photo Bill Pay offering and culminated in our entering a strategic relationship with a top ten retail bank for that product. We believe continued investment in fiscal 2013 will enable Mitek to continue its market leadership and capitalize on the growing adoption of our patented mobile imaging solutions.”

Total revenue for the fourth quarter of fiscal 2012 was $1.2 million compared to total revenue of $3.0 million in the fourth quarter of fiscal 2011. Total revenue for fiscal 2012 was $9.1 million compared to total revenue of $10.3 million in fiscal 2011. The year-over-year decrease in revenue was primarily driven by signing fewer large software licenses. The Company expects continued fluctuation in total revenue due to the timing of signing of software licenses.

Total operating expenses for the fourth quarter of 2012 were $4.2 million compared to $3.3 million for the fourth quarter of 2011. Total operating expenses for fiscal 2012 were $17.0 million compared to $10.0 million in fiscal 2011. The year-over-year increase in total operating expenses was primarily driven by R&D expenses associated with new product development, increased sales and marketing expenses, non-cash stock compensation expense and legal fees.

The Company ended fiscal 2012 with cash, cash equivalents and investments of $14.6 million, compared to $16.3 million at the end of fiscal 2011.

Highlights

•	Signed 392 financial institutions with 169 customers live during fiscal 2012, including the nation’s top retail banks

•	Appointed Bruce Hansen to the Company’s board of directors

•	Named Jane J. Thompson and Jim Hale to the Company’s advisory board

•	Enhanced the depth and breadth of the Company’s R&D, Finance, Sales and Professional Services organizations by hiring Michael Strange, Russell Clark, and Michael Diamond.

•	Mitek technology enabled over $10 billion in mobile deposits as of May 2012

•	Demonstrated mobile check cashing for underbanked consumers at Finovate 2012

•	Announced mobile imaging solutions for insurance with Progressive

Mitek Reports Fourth Quarter and Fiscal 2012 Financial Results

Conference Call

Mitek management will host a conference call and live webcast for analysts and investors today at 5:00 p.m. ET to discuss the Company’s financial results. To participate, please dial in as follows approximately ten minutes in advance of the scheduled start time:

•	Parties in the United States and Canada can access the call by dialing 1-866-543-6403, using conference code 45181581

•	International parties can access the call by dialing 1-617-213-8896, using conference code 45181581

Mitek will offer a live webcast of the conference call, which will also include forward-looking information. The webcast will be accessible at: http://www.media-server.com/m/p/hrunnh99 and will be archived on the “Investor Relations” section of the Company’s website at www.miteksystems.com for a period of 30 days. An audio replay of the conference call will be available approximately two hours after the call and will be archived for 30 days. To hear the replay, parties in the United States and Canada should call 1-888-286-8010 and enter conference code 14521904. International parties should call 1-617-801-6888 and enter conference code 14521904.

About Mitek

Headquartered in San Diego, Calif., Mitek Systems, Inc. (NASDAQ: MITK) is a mobile imaging software solutions provider that allows users to remotely deposit checks, pay their bills, get insurance quotes, and transfer credit card balances by snapping a picture with their camera-equipped smartphones and tablets instead of using the device keyboard. Mitek’s technology increases convenience for the consumer by eliminating the need to go to the bank branch or automated teller machine, and dramatically reduces processing and customer acquisition costs while increasing customer retention. With a strong patent portfolio, Mitek is positioned as the leading innovator in mobile imaging software and currently provides its solutions to Fortune 500 financial services companies. For more information about Mitek, please visit http://www.miteksystems.com.

Forward-Looking Statements

Statements contained in this news release relating to the Company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future, including, but not limited to, statements relating to the Company’s long-term prospects, market opportunities beyond the financial services market, expansion of product offerings, and the pursuit of partnerships in new market segments are forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, risks related to the Company’s ability to withstand negative conditions in the global economy, a lack of demand for or market acceptance of the Company’s products, the Company’s ability to continue to develop, produce and introduce innovative new products in a timely manner or the outcome of any pending or threatened litigation and the timing of the launch of Mobile Deposit by the Company’s signed customers. Additional risks and uncertainties faced by the Company are contained from time to time in the Company’s filings

Mitek Reports Fourth Quarter and Fiscal 2012 Financial Results

with the U.S. Securities and Exchange Commission (SEC), including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2011 and its quarterly reports on Form 10-Q and current reports on Form 8-K, which you may obtain for free on the SEC’s website at www.sec.gov. Collectively, these risks and uncertainties could cause the Company’s actual results to differ materially from those projected in its forward-looking statements and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company disclaims any intention or obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Note Regarding Use of Non-GAAP Financial Measures

This news release contains non-GAAP financial measures for non-GAAP net (loss) income and non-GAAP net (loss) income per share that exclude stock compensation expense, non-cash interest expense on convertible debt and amortization of capitalized debt issuance costs. These financial measures are not calculated in accordance with generally accepted accounting principles (GAAP) and are not based on any comprehensive set of accounting rules or principles. In evaluating the Company’s performance, management uses certain non-GAAP financial measures to supplement financial statements prepared under GAAP. Management believes these non-GAAP financial measures provide a useful measure of the Company’s operating results, a meaningful comparison with historical results and with the results of other companies, and insight into the Company’s ongoing operating performance. Further, management and the Board of Directors utilize these non-GAAP financial measures to gain a better understanding of evaluating the Company’s comparative operating performance from period-to-period and as a basis for planning and forecasting future periods. Management believes these non-GAAP financial measures, when read in conjunction with the Company’s GAAP financials, are useful to investors because they provide a basis for meaningful period-to-period comparisons of the Company’s ongoing operating results, including results of operations, against investor and analyst financial models, identifying trends in the Company’s underlying business and performing related trend analyses, and they provide a better understanding of how management plans and measures the Company’s underlying business.

© 2012 Mitek Systems, Inc. All rights reserved. The Mitek Systems name and logo and Mobile Deposit® are registered trademarks of Mitek Systems, Inc. Other product or service names mentioned herein are the trademarks of their respective owners. MITK-F

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Contact:

Julie Cunningham

Vice President, Investor Relations & Corporate Communications

Mitek Systems

858.309.1780

ir@miteksystems.com

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Mitek Reports Fourth Quarter and Fiscal 2012 Financial Results

MITEK SYSTEMS, INC

BALANCE SHEETS

(Unaudited)

	September 30, 2012	September 30, 2011
ASSETS
Current assets:
Cash and cash equivalents	$6,702,090	$5,655,716
Short-term investments	5,819,537	10,187,638
Accounts receivable, net	1,097,311	2,956,295
Other current assets	485,165	317,382

Total current assets	14,104,103	19,117,031

Long-term investments	2,085,690	417,230
Property and equipment, net	491,079	196,519
Other non-current assets	42,049	120,903

Total assets	$16,722,921	$19,851,683

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$711,950	$358,907
Accrued payroll and related taxes	726,965	496,009
Deferred revenue	1,632,085	873,230
Other current liabilities	31,656	45,185

Total current liabilities	3,102,656	1,773,331
Other non-current liabilities	63,586	23,061

Total liabilities	3,166,242	1,796,392

Stockholders’ equity:
Preferred stock, $0.001 par value, 1,000,000 shares authorized,none issued and outstanding	—	—
Common stock, $0.001 par value, 40,000,000 shares authorized, 25,995,216 and 24,144,366 issued and outstanding, respectively	25,995	24,144
Additional paid-in capital	36,990,691	33,660,397
Accumulated other comprehensive income	(616)	(9,855)
Accumulated deficit	(23,459,391)	(15,619,395)

Total stockholders’ equity	13,556,679	18,055,291

Total liabilities and stockholders’ equity	$16,722,921	$19,851,683

Mitek Reports Fourth Quarter and Fiscal 2012 Financial Results

MITEK SYSTEMS, INC.

STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2012	2011	2012	2011
Revenue
Software	$524,970	$2,468,828	$6,386,361	$8,122,744
Maintenance and professional services	694,763	571,311	2,706,322	2,143,231

Total revenue	1,219,733	3,040,139	9,092,683	10,265,975

Operating costs and expenses
Cost of revenue-software	112,722	147,040	540,321	662,080
Cost of revenue-maintenance and professional services	179,973	123,225	723,599	509,654
Selling and marketing	808,484	778,710	3,450,054	2,410,711
Research and development	1,637,072	1,025,422	6,664,030	2,996,109
General and administrative	1,506,528	1,189,014	5,595,843	3,431,023

Total operating costs and expenses	4,244,779	3,263,411	16,973,847	10,009,577

Operating (loss) income	(3,025,046)	(223,272)	(7,881,164)	256,398

Other income (expense), net
Interest and other expense, net	(48,014)	(40,450)	(239,984)	(427,547)
Interest income	58,225	44,342	277,144	48,584

Total other income (expense), net	10,211	3,892	37,160	(378,963)

Loss before income taxes	(3,014,835)	(219,380)	(7,844,004)	(122,565)
(Benefit from) provision for income taxes	(4,808)	—	(4,008)	2,492

Net loss	$(3,010,027)	$(219,380)	$(7,839,996)	$(125,057)

Net loss per share - basic and diluted	$(0.12)	$(0.01)	$(0.31)	$(0.01)

Shares used in calculating net loss per share - basic and diluted	25,937,801	24,053,769	25,124,179	21,506,508

Mitek Reports Fourth Quarter and Fiscal 2012 Financial Results

MITEK SYSTEMS, INC.

NON-GAAP NET (LOSS) INCOME RECONCILIATION

(Unaudited)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2012	2011	2012	2011
Loss before income taxes	$(3,014,835)	$(219,380)	$(7,844,004)	$(122,565)
Add back:
Stock compensation expense	615,988	379,891	2,599,858	1,271,238
Non-cash interest expense on convertible debt	—	—	—	384,124
Amortization of capitalized debt issuance costs	—	—	—	53,945

Non-GAAP (loss) income before income taxes	(2,398,847)	160,511	(5,244,146)	1,586,742
(Benefit from) provision for income taxes	(4,808)	—	(4,008)	2,492

Non-GAAP net (loss) income	$(2,394,039)	$160,511	$(5,240,138)	$1,584,250

Non-GAAP net (loss) income per share—diluted	$(0.09)	$0.01	$(0.21)	$0.06

Shares used in computing diluted Non-GAAP net (loss) income per share	25,937,801	28,045,515	25,124,179	25,416,011